UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  March 12, 2019
_________________________

SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02	Termination of a Material Definitive Agreement.

On February 28, 2019, Sears Holdings Corporation (“Sears Holdings”) filed a notice with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking an order of the Bankruptcy Court approving the rejection of the master lease, dated as of July 7, 2015 (as amended, the “2015 Sears Holdings Master Lease”), by and among Seritage SRC Finance LLC and Seritage KMT Finance LLC, each a subsidiary of Seritage Growth Properties (the “Company”), and Sears Operations LLC and Kmart Operations LLC, as tenant.  The rejection became effective on March 12, 2019 when the Bankruptcy Court issued an order approving the rejection of the 2015 Sears Holdings Master Lease. As previously disclosed in the Company’s Current Report on Form 8-K filed on February 28, 2019, and as set forth in Item 8.01 below, the Holdco Master Lease (as defined below) became effective on March 12, 2019 upon the rejection of the 2015 Sears Holdings Master Lease.

The 2015 Sears Holdings Master Lease had an initial term of 10 years, with three options for five-year renewals of the term and a final option for a four-year renewal. As of December 31, 2018, the annual base rent paid directly by Sears Holdings and its subsidiaries under the 2015 Sears Holdings Master Lease was approximately $52.7 million. Revenues to the Company from the 2015 Sears Holdings Master Lease for the year ended December 31, 2018 were approximately $151.7 million.

The 2015 Sears Holdings Master Lease contained provisions providing the Company with the right to recapture and re-lease specified space governed by the 2015 Sears Holdings Master Lease, as further described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, the Company had exercised its recapture rights with respect to 70 properties.

The 2015 Sears Holdings Master Lease also provided for certain rights of Sears Holdings to terminate the 2015 Sears Holdings Master Lease with respect to properties that ceased to be profitable for operation by Sears Holdings, subject to limitations as set forth in the 2015 Sears Holdings Master Lease. As of December 31, 2018, Sears Holdings had provided notice that it intended to exercise its right to terminate the 2015 Sears Holdings Master Lease with respect to 87 stores totaling 11.7 million square feet of gross leasable area. The aggregate annual base rent at these stores was approximately $40.7 million. Sears Holdings continued to pay the Company rent until it vacated the stores and also paid aggregate termination fees of approximately $77.3 million, an amount equal to one year of aggregate annual base rent plus one year of estimated real estate taxes and operating expenses.

At the time the parties entered into the 2015 Sears Holdings Master Lease, Edward S. Lampert was Chairman and Chief Executive Officer of Sears Holdings and was and is the Chairman and Chief Executive Officer of ESL Investments, Inc.  Mr. Lampert is the Chairman of the Company and is the Chairman of the Board of each of the tenant entities that is a party to the Holdco Master Lease (as defined below in Item 8.01).

Item 8.01	Other Items.

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 28, 2019, Seritage SRC Finance LLC and Seritage KMT Finance LLC have entered into a master lease (such master lease, including the side letter thereto, the “Holdco Master Lease”), dated as of February 28, 2019, with Transform SR Operations LLC and Transform KM Operations LLC (together, the “Tenant”), each a subsidiary of Transform Holdco LLC. Transform Holdco LLC is an affiliate of ESL Investments, Inc. The Holdco Master Lease became effective on March 12, 2019, contemporaneously with the rejection of the 2015 Sears Holdings Master Lease by the Bankruptcy Court. Copies of the documents comprising the Holdco Master Lease are filed herewith as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Holdco Master Lease by and among Seritage SRC Finance LLC, Seritage KMT Finance LLC, Transform SR Operations LLC and Transform KM Operations LLC, dated as of February 28, 2019

10.2	Side Letter to Holdco Master Lease, by and among Seritage KMT Finance LLC, Seritage SRC Finance LLC, Transform SR Operations LLC and Transform KM Operations LLC, dated as of February 28, 2019 *

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Executive Vice President, General Counsel & Secretary

Date: March 15, 2019